EXHIBIT 21.1

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                                                                                  Exhibit

             SUBSIDIARIES OF SPECIALTY FOODS ACQUISITION CORPORATION

                                                                             State of
Name                                                                       Incorporation
----                                                                       -------------
Specialty Foods Acquisition Corporation                                    Delaware
     Specialty Foods Corporation                                           Delaware

          Specialty Foods Finance Corporation                              Delaware
          SFC-SPV Corp.                                                    Delaware

          GWI Holdings, Inc.                                               Delaware
               GWI, Inc.                                                   Delaware
               Metz Baking Company                                           Iowa
                    Metz Baking Company                                    Delaware
                    The Clear Lake Bakery                                  Delaware
               Pacific Coast Baking Co., Inc.                              Delaware
                    Belsea Holdings, Inc.                                  Delaware
                         GSFBC Holdings, Inc.                             Washington
                              LANG Holdings, Inc.                         Washington
                              GBC Holdings, Inc.                          Washington
                         OFBC Holdings, Inc.                              Washington
                         SEM Holdings, Inc.                               Washington
                              Former VB Holdings, Ltd.                 British Columbia
                    SFFB Holdings, Inc.                                    Delaware
                         SanFran FB, Inc.                                 California
                              Andre-Boudin Bakeries, Inc.                 California
                                   Fisherman's Wharf Sourdough French     California
                                   Bread Bakeries, Inc.
                                   Boudin International, Inc.             California
                                   Steve's Drayage                        California
                                   Laura Todd of America                  California
                                   A. Trocano Construction, Inc.          California
                                   Gelsi, Inc.                            California
                                   Pane Corporate (dba San Diego          California
                                   Bread Company)

                              San Francisco Bay Area Equipment and        California
                              Supply                                                                    California
                              SanFran SB Holdings, Inc.                   California
                                   PBI Holdings, Inc.                     California
                              San Francisco Baking Cultures               California
                                   SFSC, Inc.                             California
                                   Larraburu Bakery                       California

          MCC-DSD Holdings, Inc.                                           Delaware
               Mother's Cake & Cookie Co.                                 California
                    Archway Cookies, LLC                                   Delaware

          HMFS Holdings, Inc.                                              Delaware
               H&M Food Systems Company, Inc.                              Delaware
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